EXHIBIT 23.2

                          CONSENT OF INDEPENDENT AUDITOR

We have issued our report dated April 26, 2002 (May 15, 2002 with respect to the accounts of Laidlaw International SA), accompanying the consolidated financial statements in the Annual Report of Laidlaw Global Corporation and Subsidiaries on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Laidlaw Global Corporation and Subsidiaries on Form S-8 (File No. 333-49882, effective November 14, 2000).


Eisner LLP

New York, New York
May 16, 2002